UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 2, 2009

                             NEXTWAVE WIRELESS INC.
             (Exact name of registrant as specified in its charter)



         Delaware                     000-51958                  20-5361360
(State or other jurisdiction         (Commission              (I.R.S. employer
     of incorporation)               file number)            identification no.)


                      13050 Science Center Drive, Suite 210
                           San Diego, California 92121
               (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code:(858) 480-3100


                                 Not Applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement.

         On July 2, 2009, NextWave Wireless Inc. (the "Company"), NextWave Broadband Inc., a wholly-owned subsidiary of the Company ("NWBB") and PacketVideo Corporation, a wholly-owned subsidiary of NWBB ("PacketVideo") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with NTT DoCoMo, Inc. ("DoCoMo") pursuant to which DoCoMo acquired from NWBB 35% of the issued and outstanding common stock of PacketVideo for $45.5 million. The net proceeds from the sale of the PacketVideo shares by NWBB will be applied to redeem a portion of the Company's 7% Senior Secured Notes due 2010.

         Pursuant to the Stock Purchase Agreement, the Company, NWBB and PacketVideo made customary representations to DoCoMo relating to PacketVideo and the ownership of the PacketVideo shares. Such representations and warranties will survive and be subject to indemnification pursuant to the agreement, subject to a cap of $5 million with certain exceptions, for 15 months following the closing date.

         In connection with the Stock Purchase Agreement, the parties also entered into a Stockholders' Agreement pursuant to which, among other things:

          o NWBB and PacketVideo granted DoCoMo rights of first negotiation and first refusal applicable to future transfers of shares of PacketVideo common stock held by NWBB or the sale or other disposition of all or substantially all of the assets of PacketVideo or certain mergers involving PacketVideo;

          o DoCoMo granted NWBB a drag-along right in the event a third party proposes to acquire all of NWBB's shares of PacketVideo common stock, subject to certain limitations and DoCoMo's rights of first negotiation and first refusal described above;

          o DoCoMo granted PacketVideo and NWBB a right of first refusal in the event a third party proposes to acquire any of DoCoMo's shares of PacketVideo common stock;

          o NWBB granted DoCoMo an option to acquire all of NWBB's remaining shares of PacketVideo common stock for fair market value, as determined by an independent third party appraiser selected in accordance with the Stockholders' Agreement, which option will become exercisable for a period of time following the earliest to occur of (i) July 31, 2010, (ii) the date on which any creditor or third party initiates action to enforce any loan, guaranty or lien in excess of $5.0 million against the Company or any of its affiliates, or (iii) the date on which PacketVideo achieves an agreed upon technology milestone;

          o PacketVideo granted DoCoMo preemptive rights to acquire DoCoMo's pro rata portion of any new securities issued by PacketVideo (if any), subject to certain exclusions;

          o DoCoMo was granted certain information rights and the right to designate one of the three members of PacketVideo's board of directors; and

          o PacketVideo agreed not to take certain actions without obtaining the prior written consent of DoCoMo.

         The covenants set forth in the Stockholders' Agreement terminate if PacketVideo completes an initial public offering or becomes subject to periodic reporting requirements under the Securities Exchange Act of 1934, as amended. Certain covenants also terminate immediately prior to specified significant change of control transactions or if DoCoMo holds less than 10% of the outstanding PacketVideo common stock.

         PacketVideo, NWBB and DoCoMo also entered into a Registration Rights Agreement pursuant to which PacketVideo granted NWBB and DoCoMo piggy-back registration rights in the event PacketVideo proposes to register any of its securities and demand registration rights following an initial public offering of PacketVideo, in each case subject to limitations set forth in the Registration Rights Agreement.

         Pursuant to the Amended and Restated Certificate of Incorporation of PacketVideo filed in connection with the transaction, the shares of PacketVideo common stock held by DoCoMo have full ratchet antidilution price protection in the event of certain subsequent issuances of PacketVideo common stock at a price per share below the price per share paid by DoCoMo. In the event of any such


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dilutive issuance, additional shares of PacketVideo common stock would be issued to DoCoMo so that the aggregate number of shares held by DoCoMo after the issuance of such additional shares to DoCoMo would have an aggregate value equal to the aggregate purchase price paid by DoCoMo for its PacketVideo shares.

         Pursuant to the Stock Purchase Agreement, the parties agreed to negotiate a technology collaboration agreement providing for the mutual management of PacketVideo's development efforts relating to DoCoMo's products and technologies. In addition, the parties agreed to establish the terms and conditions of a newly created equity-based incentive plan for PacketVideo, which would provide for shares of PacketVideo to be issued to PacketVideo employees, in an amount of up to fifteen percent (15%) of the Company's outstanding capital stock on a fully diluted basis as of the closing date.

         The foregoing descriptions of the Stock Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the Amended and Restated Certificate of Incorporation of PacketVideo are summaries of the material terms of such documents. Copies of the Stock Purchase Agreement, the Stockholders' Agreement and the Registration Rights Agreement will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2009.


Item 8.01    Other Events.

         In order to facilitate the transactions contemplated by the Stock Purchase Agreement, the Company, PacketVideo, NWBB and other subsidiaries of the Company entered into an amendment and limited waiver to the agreements governing the 7% Senior Secured Notes due 2010 of NextWave Wireless LLC, the Senior-Subordinated Secured Second Lien Notes due 2010 of NextWave Wireless LLC and the Third Lien Subordinated Secured Convertible Notes due 2011 of NextWave Wireless Inc. Pursuant to such amendment and limited waiver, all liens on the PacketVideo shares sold by NWBB to DoCoMo pursuant to the Stock Purchase Agreement were released. In addition PacketVideo's guaranty of the Company's indebtedness under the note agreements was released. The holders of the notes also waived compliance with various other provisions in the note agreements to facilitate certain rights granted to DoCoMo pursuant to the Stockholders' Agreement.























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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 6, 2009

                            NEXTWAVE WIRELESS INC.

                            By: /s/ Frank A. Cassou
                                ------------------------------------------------
                                Frank A. Cassou
                                Executive Vice President and Chief Legal Counsel




























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